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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISISON
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: May 31, 2006


                                   TEXXON, INC


                                    Oklahoma
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


            000-49648                                    73-1554122
--------------------------------------------------------------------------------
     (Commission File Number)                  (IRS Employer Identification No.)

17623 Old Richmond Road, Sugarland, Texas                33782-6105
--------------------------------------------------------------------------------
(Address or Principal executive offices)                 (Zip Code)

                                 (281) 933-9237
                                 --------------
              (Registrant's telephone number, including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITON OF ASSESTS.

         On May 31, 2006, the company acquired Teleplus, Inc., ("Teleplus"), a California corporation, in a share-for-share exchange under Section 358(a)(1)(B) of the Internal Revenue Code. Teleplus is a MVNO, a Mobile Virtual Network Operator, with headquarters at 11601 Wilshire Boulevard, Suite 2030, Los Angeles, California 90025. A description of Teleplus and other relevant information about the Company required by Item 201(f) follows:

I-1      BUSINESS OF THE COMPANY
         -----------------------

         WHO IS TELEPLUS?

         Teleplus, Inc. d/b/a 1TouchConnect Telenova (hereinafter "we", "our" and similar pronouns depending on the sentence grammar) is a California corporation headquartered at 11601 Wilshire Boulevard, Suite 2030, Los Angeles, California 90025 Tel. (310) 479-4174.

         TelePlus, Inc. is a telephony services company and one of the first emerging MVNO (mobile virtual network operators). The Company has built a platform that can be used to provide a wide array of services to cell phone and VOIP users worldwide.

         WHAT DO WE DO?

         We are a mobile virtual network operator ("MVNO"), that is, a company that sells wireless cell phone services under its own brand name using the wireless network facilities of another mobile phone telecommunications company. We specialize in the delivery of instantaneous interpretation services to international travelers who require such interpretations for a multitude of purposes including (i) emergency situations, (ii) travel directions and arrangements before and during a trip, (iii) concierge services for or at a particular destination such as car rentals, dinner reservations, babysitting, theater tickets or other such events, or (iv) simultaneous interpretation of business to business conversations or documents or social conversations.

         OVERVIEW OF THE MOBILE VIRTUAL NETWORK OPERATOR (MVNO) INDUSTRY

         Over the last half-dozen years consumers have demanded increasingly that their cell phone suppliers and or wireless network carriers deliver an ever growing specialized array of unique information and entertainment services through manipulation of features located on their cell phone device. Cell phone owners demand increasing access through their phones to information and services in which they have a particular interest such as music, sports, games, weather, driving directions, etc.


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         The wireless telecommunications industry has responded to these demands in a variety of ways. For instance, TelePlus Group will focus on very specific markets within the niche of international travelers. It will target executive and business travelers, tourists and students.

         The first set of services to be introduced provides international travelers the same cell phone comfort and convenience they receive in their home countries. Using one simple key stroke, travelers can be seamlessly connected to a live private assistant who functions as a concierge, translator or emergency helper in their native language. As a second key benefit, users of the service receive a reduced per minute cell phone call rate. Branded as Vocalyz(TM), the service has been successfully beta-tested with Japanese travelers. The Company is also testing the service with Skype's VOIP user base.

         Travel concierge services are just one of a myriad of services that TelePlus Group will eventually provide. The Company will also expand by providing content to users in their native languages.

         Many, if not most, of these travelers will carry cell phones. In 2005, cell phone subscribers exceeded 2 billion users. A recent (June 2005) Travelocity survey of international travelers shows that more than 88% of travelers want to use a mobile phone when they travel abroad. These users want to be able to utilize their phones effortlessly when they travel. They want to have access to services and content.

         International travelers are generally subject to large roaming rates when they visit foreign countries. Similarly, they do not have native language operator assistance available to them.

Consequently, there is a great opportunity for Teleplus to provide an exclusive set of services to international travelers that includes:

         1) lower per minute rates and
         2) native language support

         International travelers are sure to welcome such services.

         In order to focus on the organization and delivery of these services, companies have been formed that do not own a licensed frequency spectrum, but instead resell wireless services under their own brand names ("MVNO") using the network, facilities and licenses of another mobile phone operator. Thus, an MVNO does not require funds for the creation of the infrastructure, the securing of the licenses and frequencies and the construction of the physical facilities necessary to service its subscriber base. Instead an MVNO arranges to rent these facilities as needed from an existing mobile cell phone provider such as Sprint-MCI or TMobile. The advantage in these relationships is reciprocal: the mobile phone operator receives a greater return on its investment in fixed assets, access to segments of the cell phone user markets it may not otherwise be able to penetrate and possible additional customers from a new untapped customer base. The MVNO is able to organize and selectively target a specific subset of consumers without the extraordinary investment in equipment, licenses, etc.


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         Currently MVNOs are classified in three main categories: discount MVNOs and lifestyle MVNOs represent the more traditional, while Content Drivers are the equivalent of the "new kid on the MVNO block".

         Discount MVNOs provide cut rate price call rates and a narrow range of additional services to its highly specific, niche customers - generally immigrants, bad credit and unbanked. Typical examples of discount MVNOs include, Ready Mobile, Zuma Wireless, Fresh Mobile and EasyMobile. Lifestyle MVNOs focus on specific needs of consumers in specified demographic or demand categories. Examples of lifestyle MVNOs include Virgin Mobile, Helio and Boost Mobile in the United States and Hello_MTV in the United Kingdom.

         The third category of MVNO that is quickly gaining consumer traction is the content driven MVNO. This service provider is more inclined to offer as a leading attraction, leading edge enhanced services to its customer such as SMS, IM, ringtones, mp3, streaming video, games, news, sports, and value added content in the form of wireless downloads directly to the wireless device. The concept of MOU (minutes of use) is a by product of the more sticky type content-driven applications that can be billed in MRC (monthly recurring charge) fashion - with bundled minutes being provided as a value added.

         According to various reports including Wikipedia, as of early 2006 there are approximately 200 MVNOs operational or planned world-wide.

         The existence of MVNOs has led to the creation of mobile virtual network enablers ("MNVE"), the best known of which is Telspace. See www.telspace.com MNVE have created technology that permit any potential MVNO to launch its business.

         Currently, MVNOs are not subject to any specific federal or state regulatory procedures that are unique to their status as MVNOs. To our best knowledge there is no such regulation proposed or pending. MVNOs, however, are subject to standard state and federal telecommunications regulated taxes such as Universal Service Fund (USF), local and state sales tax and applicable federal excise tax.

         WHAT IS OUR BUSINESS?

         We are a hybrid of the lifestyle and content MVNO under the categories described above. Currently, we concentrate on one aspect of the burgeoning demand for specific cell phone services--language interpretation-- and we target one demographic consumer market for whom to perform these services --the international traveler.

         International travelers require an array of services before and during their travels including (i) directions or emergency assistance, (ii) concierge services such as car rentals, restaurant reservations, babysitting, and tickets


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for the theater or other events, (iii) assistance with international business conversations or document interpretation or (iv) interpretation of social conversations. International travelers encounter frustration and delay and incorrect information through their inability to communicate in the language of the country they have chosen to visit and to understand communications from those persons who do not speak the language of their country of origin.

         We have determined that there is a sufficient potential business base of international travelers with these needs to justify the organization of our company to provide these services quickly and seamlessly to the traveler. This determination is based upon the following statistical information.

         The worldwide market for travelers is estimated to exceed 700 million cell phone users. The top countries which receive international travelers include the United States, France, Spain, Italy and China. For example, the USA receives 44 million travelers annually, the majority of whom come from Mexico and Canada. Within this group of travelers to the United States, however, there are approximately 3.2 million travelers from Japan and another 0.9 million travelers from France.

         In the other direction, there are approximately 50 million annual United States outbound international travelers of which approximately 13.2 million travels to Europe, with approximately 2.4 million traveling to France,
1.9 million to Italy and 1.7 million to Germany. Another 3.5 million American travelers visit other European countries where English is not the spoken language. Source: WTO 2004. Thus, in these three markets alone there is a potential customer base of approximately 23 million consumers of our services.(1)

         Recent surveys (Travelocity 2005) show that more than 88% of international travelers want to use a mobile cell phone while they travel internationally. Furthermore, they want to be able to interact with the cell phone effortlessly in a language they understand and have access quickly to the various kinds of services international travelers typically require.

         Based on these travel statistics, we have commenced operations by directing our initial sales efforts to international travelers from Japan to the United States and travelers to and from France. Upon completion of successful implementation of these services, we will roll out similar targeted marketing programs to the next larger international traveler population clusters. We have not currently determined where our immediate geographic expansion will occur.


---------------
(1) This number of potential customers is less than the total number of international travelers because we have made certain assumptions about the number of spouses, children and young adults traveling with other family members. On the other hand, it is possible to argue that a family traveling together may actually find it more convenient to rent more than one such phone to use our services depending upon the ages of all who travel and their respective travel plans.


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         HOW DO WE PROVIDE THESE INTERPRETATION SERVICES TO THE INTERNATIONAL
         TRAVELER?

         We have taken an "ordinary" cell phone (the Motorola C333 is one example) and added certain proprietary and patent pending features to make it ready for immediate use by the international traveler. These features are installed on a SIM chip which is included with the phone at the time of purchase or rental or anywhere the international traveler can obtain access to our services. The addition of the SIM chip permits the traveler to immediately access the variety of services we have described above--(i) emergency, (ii) concierge and (iii) interpretation of business or social conversations--by simply pressing one key on the phone uniquely allocated for each such function. For example, to access the concierge feature, the traveler would press the number "1" on the cell phone we modify and provide. We call this feature Vocalyz(TM) and we have obtained a trademark for this brand name.

         The Vocalyz(TM) technology is based on a low-level artificial intelligence concept called COGNITIVE AND RATIONAL MACHINES.

         The technology has three distinct advantages:

o The technology is unique. It has been patented and is owned by TelePlus.

o The platform coupled with the SIM capabilities offers complete independence for sales, CRM, prepaid billing, postpaid billing, and transactions. It remotely allows for adding and/or customizing all services for each customer or phone.

o The technology enables a worldwide new market with convenient low out-of-country rates, customized and in-language live services and contents and transparent services to existing major wireless operators and service providers.

         Furthermore, at the time of purchase or rental, the cell phone is activated to respond in the language of the country of origin of the international traveler. For example, a Japanese traveler's cell phone will "speak" to him in Japanese and provide instruction or corrections in that language for his cell phone usage.

         HOW DOES THE INTERNATIONAL TRAVELER OBTAIN OUR CELL PHONES AND OUR SERVICES?

         We have created a variety of avenues for the international traveler to obtain a cell phone, the related equipment and the package of cell phone minutes for each phone. An interested traveler can visit our web site at www.1tc.com, call 1-888-460-3570, send an order by facsimile to 1-800-785-0239, visit or call various cell phone centers at which this program is already available (see the locations listed on our web site), or order the equipment and the package through selected travel agents or other distributors or resellers of our services. Eventually our cell phone package will be available at car rental locations, airports, hotels, and similar logical extensions of points of access for the prospective international traveler. In some instances, the customer can arrange for the delivery of the cell phone equipment to the location of his choice and for the date of his


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determination for an additional fee of $20.00. In other instances, the customer will be able to purchase, recharge and deposit the phone when finished using at one of our strategically located vending kiosks (e.g., airports, car rental agencies, hotels, etc.).

         VENDING MACHINE DISTRIBUTION

         A key component of the Company's distribution and marketing strategy will be the use of self-service vending machines. TelePlus Group has partnered with a vendor that supplies state-of-the-art devices that are completely self-service. These machines can be used to purchase phones and/or SIM cards as well accept the returned devices. The vending machines are networked through wireless or Ethernet connections and provide real-time reporting capabilities. They allow for a wide range of payment options and users can also recharge their phone credits by waving the phone in front of a device (electronic wallet).

1.       Credit Card
2.       Debit Card/Stored Value
3.       Cash
4.       NFC
5.       Voucher


         Discussions are in progress with American Airlines, Hertz, Air France and other providers of brick and mortar travel services for partnerships.

         Deployment of the vending machines will occur in two phase. In Phase I, the vending machine is a simple POS and handles the basic purchase of the phone. It is not tied to the Company's platform but is rather connected only to the merchant account for credit type payment processing. Functions include: 1) purchase phone 2) pay with cash or credit/debit card and 3) return phone. Scheduled deployment is slated for July 15, 2006.

         In Phase II, the vending machine functions as a full service kiosk. It becomes the service platform that completely eliminates the need for additional resources. The machine will be electronically tied to the Company's remote platform and the functions will include: 1) purchase phone, 2) recharge phone,
3) pay with cash or credit/debit card, 4) redeem voucher for free phone, 5) make NFC or electronic payment and 6) return phone (scheduled to deploy Q4 06).

         WHAT DOES THE INTERNATIONAL TRAVELER RECEIVE?

         Each customer orders the cell phone, the related phone kit equipment and a plan package. The phone kit equipment consists of the cell phone, a wall charger, a hands-free device (ear bud), belt clip and a return mail kit. The traveler does not pay for the rental of the cell phone equipment provided he


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returns all of the equipment in good condition within thirty (30) days from the commencement date of his rental period. We also provide a white prepaid return envelope for the traveler. If the traveler chooses he may purchase the cell phone at the end of the rental period for $75.00, the same fee he will pay if he loses or damages the cell phone or fails to return it at the end of the rental period. If the related cell phone equipment is damaged or not returned there is a separate charge of $10.00.

         At the time the cell phone equipment is rented, each traveler must purchase a package of minutes. The minimum initial plan purchase is $49.00; however, the customer may decide to make a larger initial purchase. The traveler may use the minutes for a period of up to one year form the date of purchase. Customers may pay for the package by using VISA, MasterCard, American Express or JCB (Japan's equivalent to Visa) credit cards. Prior to expiration of the minutes under the plan package, the cell phone alerts the traveler of the planned expiration and the traveler can renew and extend the plan either automatically via the credit card used for the original purchase or using an alternate payment method. If the traveler does not want to renew automatically, he can always renew manually though calling our customer service department.

         STRONG, CLEAR USER BENEFITS

         The benefits to a user of the Company's services are immediate and clear. Once they learn of it, customers will be drawn to the Vocalyz(TM) services for:

         o        Cheaper phone rates
         o Services in their own language regardless of where they are traveling, Content (weather, news, and more to come)
         o        Convenience
         o        1-3 digit codes to access service
         o        SIM cards that slide into any GSM phone
         o        Dial-around is completely transparent to user


         FUTURE FUNCTIONALITY

         GSM Stored Value is the emerging payment method for the new millennium. It is an exciting new concept whereby negotiable values such as cash, loyalty points, discounts or telephone minutes are stored for future use either in a network database or on a delivery instrument such as a SIM card in a consumer GSM mobile phone.

         TelePlus Group is initially focusing on two unique stored value applications for the international mobile market. A Near Field Communications
(NFC) Mobile Payment (mPayment or electronic wallet) System is under development with Gemplus. Through this system, the SIM card will allow the user to simply wave the phone near an NFC reader terminal to access the secure phone-based transaction function. Similar transactions will be possible through the SMS messaging function direct with a financial institution. TelePlus Group is in


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discussions with cSoft, Inc., a European-based SMS clearinghouse, to utilize their international SMS backbone. cSoft is currently interconnected to mobile operators on 6 continents and offer multi-lingual bulk SMS clearing capabilities across diverse mobile operator networks.

         According to industry estimates, more than 2,000 traditional stored value programs are available, with roughly 7 million Visa- or MasterCard-branded stored value cards in the marketplace. There are approximately 20 million users and that figure is expected to more than double to 49 million users by 2008. In 2003, stored value cards were used to make $42 billion in transactions. By 2006 over $72 billion in stored value transactions are expected. Experts put this industry in the introductory or early growth stage of the product life cycle, suggesting that there is substantial growth potential in the years ahead.

         TelePlus Group is also pursuing a unique billing method for the Motorola wallet concept. The Company will solicit wireless operators IT-Mobile, Orange, Bouygues, etc.) to negotiate billing options for the existing and future content service providers to the Company's mobile customers. TelePlus Group envisions a completely new market opportunity and revenue center for MOPs to bill for these services much like the U.S. market equivalent of LEC (local exchange carrier) billing that occurred in the late 80's and 90's. As more and more customers leave the LECs (e.g. SBC, Bell South, British Telecom, etc.) and opt for bill consolidation through their wireless operator, TelePlus Group sees a significant shift in consumer penetration.

         WHAT FEES AND CHARGES DOES THE INTERNATIONAL TRAVELER PAY?

         We require payment of the following fees and charges by an international traveler:

         (i)      Initial purchase of plan minutes package-$49.00 minimum.
         (ii)     Shipping fee for cell phone and related equipment--$20.00.
         (iii) Renewal of initial plan package--in increments of $49.00, $75.00, $90.00 or $120.00
         (iv) Return of cell phone and related equipment-no charge if returned within thirty (30) days from purchase of plan package; otherwise $75.00 for the cell phone and $10.00 for the related equipment if not returned, or returned late or damaged.

     The usage fees against which the initial plan purchase and all subsequent plan package purchases are credited are this:

         (i) Making or receiving domestic or international call--see rate plan provided by our customer service
         (ii)     Concierge services in English--$1.40 per minute.
         (iii) Concierge services in language of the international traveler--$1.96 per minute.
         (iv) Emergency services (only available in Japanese at this time) --$1.96 per minute.
         (v) Interpreter services or business to business conversation--$1.96 per minute.


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         The international traveler is permitted to use the minutes of the initial plan or any subsequent plan in any combination he desires until the total dollar value of the minutes has been utilized. For example, if he uses 15 minutes of concierge services in his native language, he will have $20.00 of cell phone time minutes available for any other purpose (assuming the minimum purchase of $49.00).

         WHAT AGREEMENT IS THERE BETWEEN US AND THE INTERNATIONAL TRAVELER?

         Each traveler/customer is required to sign via e-mail signature an agreement posted on our web site containing the terms and conditions under which the traveler may have access to the cell phone, our services and the method of payment. A copy of the agreement text is available at our web site www.1tc.com and each reader is encouraged to review this document. Among other matters, the traveler acknowledges that the cell phone and the services may not be used for harmful or illegal purposes, that his right to the service may be suspended if any such event occurs, that he agrees to the payment and credit terms therein stated and to the method of dispute resolution we have requested.

         HOW IS OUR BUSINESS ORGANIZED?

         In order to operate our business we need arrangements with different parties to perform functions outside the scope of our core business or to supply a portion of the services required. We have entered into various categories of agreements to enable our business to proceed. Generally, these agreements fall into one of the categories described below, though it is important to note that the specific economic arrangements concerning fees and rental payments, commission splits and referral fees vary from agreement to agreement.

         TELECOMMUNICATIONS CARRIER AND SERVICES PROVIDER AGREEMENTS

         As a MVNO we do not have the facilities or infrastructure to provide direct carrier services to our customers. Instead we have addressed this requirement by entering into agreements with already existing mobile telecommunications networks to rent the necessary domestic and international telecommunication network services from a variety of carriers. In our current phase of development, the key markets for our company are the United States and France. We have entered into telecommunications agreements in each country for the provision of these services.

         In the United States we have entered into a contract with Pinpoint Wireless, a direct MVNO of TMobile USA, to provide nation-wide coverage to our customers. Through Pinpoint, Teleplus also has access to Cingular USA as well as a myriad of local wireless operator roaming networks within the USA. We are currently working with Pinpoint to open mobile international roaming agreements which will provide Teleplus access to roaming networks in over 120 countries worldwide.


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         Our US based network facilities are hosted by Pacific Telecom Services,
Inc. (PTS). PTS is Teleplus' central switching hub for US originated and terminated traffic over the public switched telephone network. PTS also has IP processing capabilities for interconnections to our Western European network facilities hub.

         We have also entered into an agreement with Metro One Telecommunications, Inc., a.k.a. Infone(TM), a US basED nationwide provider of enhanced 411 services. In 2004 we entered into an agreement with Digitrad France to furnish telecommunications services to and from France for international travelers arriving in France and traveling from France to the United States.

         In general, all of these agreements provide for stipulated usage charges for blocks of minutes that we, or our customers, use. In return, the mobile wireless providers undertake to furnish these services without interruption at all times and in all of the geographic areas listed in each of the agreements; however, there is also a recognition in each agreement that various forces including regulatory developments may occur to alter the pricing or the ability of the mobile carrier to deliver the services at the agreed upon rates. There is dispute resolution mechanisms provided in each agreement.

         DISTRIBUTION AND RESELLER AGREEMENTS

         We have agreements with distributors and resellers for our products and services. These distributors and resellers are typically travel agencies, other businesses in the travel industry such as travel insurance companies, large corporations whose employees travel often for business, etc. Generally, each agreement requires the distributor or reseller (the terms will be used interchangeably) to offer our services on an exclusive basis to its customer and clients as part of the planning for travel by an individual. Each distributor agrees to use a variety of selling methods to inform its customers about the existence of our services including the distributor's web site, customer direct and e-mail mailings, having our sales literature available at their retail locations, and other methods of its own choosing. The distributor is responsible for all costs associated with its advertising methods and other expenses incurred under the distribution agreement except for our sales literature and brochures that we make available to the distributor at no charge.

         Each distributor is required to forward all orders for our services to us for fulfillment--the distributor serves as the conduit for the referral. We have developed an internal tracking and attribution system that informs us of the origin of any particular order and tracks the identity of the reseller who should receive credit for the sale.

         In some cases, we pay the distributor a commission percentage of all revenues we derive from the traveler's order and any follow-on or renewal order. The commission rate structure varies from distributor to distributor, but generally the percentage of commission ranges from a high of approximately 33% to approximately five percent (5%), and this depends upon the dollar value size of the initial or any follow-up order. In addition, generally the range of commission percentages declines as revenues increase over time from the same distributor. Typically we do not guarantee any minimum level of revenues to a distributor, nor do we make any minimum payments against which commission payments will be recouped.


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         Furthermore, since in the typical rental situation, we do not receive any customer revenues from the rental of the cell phone and the related cell phone equipment (such as ear phones, all charger, car charging device, carrying case, etc) the reseller does not receive any payments for this provided, however, if the customer decides to purchase the cell phone for his own use or does not return the cell phone package and is subsequently billed for its loss, the distributor will share in any additional revenues generated from this part of the process. We customarily pay each distributor within thirty (30) days after the end of the immediately preceding calendar month and accompany each payment with a detailed statement of the source and methodology of the commission payment.

         We currently have reseller and distribution agreements in place with selected resellers in Japan and France. These cover a small fraction of the available market place, and in 2006 we intend to increase the number of distributors and resellers in France and Japan.

         From time to time, we may also enter into consulting agreements with an individual or entity that has the ability through networking or business contacts to serve as a source of identification of other resellers and distributors within a country. We currently have one such agreement in place with an individual with more than twenty-five years experience in working with Japanese companies.

         We require any company or individual with whom we enter into an agreement to acknowledge the confidentiality of our mutual arrangements and to agree to keep confidential all information about our company.

         INTERPRETER SERVICES AGREEMENTS

         We have entered into agreements with various language interpretation service companies to provide interpreters on a 24/7 basis in the languages that are the subject of our initial development--Japanese and French. These agreements operate this way: each company commits to make its language resources available for the services we offer. These services include travel directions and arrangements or changes, concierge services for a specific location such as dinner reservation, theater tickets or similar events, emergency instructions and assistance (not including specific medical advice or other technical assistance) and interpretation of business to business conversations and documents or social conversations as required.

         The interpretation services are made available in both directions between the language we have targeted--such as Japanese--and a variety of other languages for interpretation purposes. The numbers of languages into which the subject language can be translated are listed on an exhibit to each such agreement but always include English and all other languages that represent heavily traveled destinations for travelers from the country of origin.


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         All translators: (i) are selected, trained, evaluated and employed by the interpretation company, (ii) undergo a period of training, evaluation and credentialing by the interpretation company, (iii) are required to agree to keep all contents of all such communications confidential and (iv) are paid by the interpretation company.

         We are not directly involved with this part of the interpretation process. We are also not responsible for any mistakes, errors or omissions that may occur as a result of interpretation errors, illegal or improper disclosure of confidential information, or other forms of negligence or willful actions on the part of a translator.

         We pay a fee to the interpretation services company (not directly to the translators) based upon minutes used for such services. The minute usage rate also declines with an increase in the number of interpretation minutes used by our customers. The fee may also vary depending upon the language into which the subject language is translated. As one example, we have an agreement with a company for Japanese interpretation services in which the fee is $2.00 per minute for interpretation from Japanese into English or English into Japanese, and $5.00 per minute for interpretation from Japanese into any other language.

         Generally, we pay the interpretation services company within thirty
(30) days after the end of each calendar month and accompany each payment with a detailed statement of the source and methodology of the fee payment.

         Currently we have agreements with three (3) interpretation service companies to provide the interpretation services we require for the international travelers we have targeted initially for our business development. We require any interpretation services company with whom we enter into an agreement to acknowledge the confidentiality of our mutual arrangements and to agree to keep confidential all information about our company.

         HOW DO WE EARN REVENUE?

         We earn revenues in each of the following ways:

         (i) from the traveler's purchase of a cell phone minutes package before or during a trip;
         (ii) from the traveler's recharge of the minutes purchase package during or after a trip;
         (iii) from the customer's decision to purchase the cell phone and related equipment we rent him before, during or after the trip;
         (iv) from the traveler's failure to return the cell phone and related equipment at the proper time or returning it damaged.
         (v) from the resale of our interpretation and concierge services under separate wholesale agreements such as Skype (using VoIP instead of wireless to access the services).

         WHAT ARE OUR EXPENSES?

         We have expenses in each of the following categories:

         (i) Payment of fees for access to the mobile communications networks and payment for minutes utilized by our customers.
         (ii) Payment to resellers and distributors of their respective fees and commissions.
         (iii)    Payment to language interpretation services.
         (iv)     Payment of our salaries and administrative expenses.
         (v)      Payment of marketing expenses


         WHAT INTELLECTUAL PROPERTY DO WE OWN?

         We are in the process of applying for a trademark for Vocalyz(TM). We have also filed a patent application fOR the unique combination of features involving the combination of language use and immediate access to a variety of services in the language of the international traveler.

         Patent and Web Site
         -------------------
         Other than the developed software, we own certain intangible property consisting of a patent and our websites.

         We have US and Foreign Patent applications pending for which the abstract is as follows:

         'The present invention relates to a system for providing wireless communication services, audio and multimedia contents and services, live services and financial services from a cellular phone to individual users where total or partial control of all outgoing and incoming communications, of all phone numbers (such as cellular phone numbers, destination numbers, caller identification numbers, services phone numbers) of all customer accounts and billing processes, resides in the invention and may be performed in total independence of the contracted wireless carrier'.
         (U.S. Patent and Trademark Office - September 20, 2004. Patent Application Serial No. 60/611,352 "PTO"No.11/230,946September 20, 2005, prepared and filed through the services of Holland & Knight).

         We own three Websites hosted by a third party. The URL is: http//www.teleplusgroup.com, http//www.1tc.com and http//www.vocalyz.com

         WHO IS OUR COMPETITION?

         TelePlus Group believes it is the first and exclusive provider of these types of services to international travelers. As such, it has several distinct and significant advantages over other companies catering to international travelers. The competition is very fractionalized among numerous disparate providers.

         There are other companies in the market who target international travelers with wireless "rental" solutions; however, we believe that we are the first company to specialize in the delivery of targeted international traveler services such as mobile interpretation and concierge. Our competitors should be considered as providing "components" of wireless service but none provide an aggregate of voice, in-language contents, text and electronic wallet that form the more complete service offered by Teleplus.

         Two competitors in the "voice only" market are as follows:

         1.       Cellhire - (UK)
         2.       Telestial - (US/San Diego, CA)

I-1 A. Risk Factors.

         TelePlus, Inc. is a small, development stage company. To date it has expended much of its efforts and funds on development of proprietary software and initiation of its sales and marketing efforts. It is uncertain about the market acceptance of its products which, aside from voice transmission at a competitive rate, are auxiliary services offered through its platform and software.

         As a small company, TelePlus, Inc. is highly dependent upon the efforts and abilities of its management. The loss of the services of any of them could have a substantial adverse effect on it. TelePlus, Inc. has not purchased "Key Man" insurance policies on any of them.

         To date, TelePlus, Inc. has not had significant sales. It expects growth in its sales to come primarily from sale of its services to other providers who desire to add its interpreter and concierge services. It cannot be certain about its ability to convince other providers, who may be, in effect, competitors, to add its services.

         To achieve its business goals, TelePlus, Inc. must attract investment capital. It is uncertain about its ability to attract sufficient capital to fund its growth. And, it is uncertain about the costs of any financing which it might obtain.

         TelePlus, Inc. believes that as the cost to the consumer for voice transmission decreases, consumers will be attracted by the additional services available from transmission service providers. While at the present time TelePlus, Inc.'s interpreter and concierge services are relatively unique, a larger, better financed transmission service provider might decide to develop its own competitive services to offer to its own customer base, thereby keeping them from migrating to TelePlus, Inc.

         TelePlus. Inc.'s core competency relates to the interpreter and concierge services. In turn, this is most important to international travelers. Therefore, any disruption or limitation on international travel could have an adverse effect on TelePlus, Inc.'s business and revenues. For example such disruptions could be the result of terrorist acts which cause governments to limit international travel, or could be the result of higher fuel costs which make the costs of travel too expensive, or could be the result of travel restrictions, imposed because of an epidemic or pandemic, such as bird flu. Regardless of the reason for disruption or limitations, any disruption or limitation would most likely have an adverse effect.

         TelePlus, Inc. is dependent upon supplying telephones which contain its own SIM cards, which channel calls into the TelePlus network via its platform, from which its interpreter and concierge services are available. TelePlus, Inc. must purchase the phones which require payment prior to shipment. Thus, TelePlus, Inc.'s growth is dependent on the number of telephones which it can distribute and that, in turn, is dependent upon TelePlus, Inc.'s available capital for the purchases. Often the availability of telephones at the best prices is dependent upon the ability to commit to an immediate purchase and to pay immediately. TelePlus, Inc. is uncertain about its financial ability to respond effectively to offered opportunities.

         TelePlus, Inc. is dependent upon foreign operators to get TelePlus telephones, offering its interpreter and concierge services, into the hands of international travelers prior to their deciding upon alternative communication methods. TelePlus, Inc. does not have control of such representatives and is therefore uncertain about its ability always to contact potential customers on a timely basis.


I-2      MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION
         ---------------------------------------------------------

         FORWARD LOOKING STATEMENTS

         The following discussion of the financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes thereto. The words or phrases "would be," "will allow," "expect to", "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements". Such statements include those concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including: a)our ability to obtain additional financing in a timely manner and on terms favorable to us, b)our ability to completely develop our business model, c)the amount and timing of operating costs and capital expenditures relating to the expansion of our business, d)the implementation of marketing programs and e)general economic conditions specific to our industry.

         Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

         OVERVIEW

         Teleplus, Inc. is a telephony services company located in Los Angeles, CA. We are one of the first emerging global MVNOs (mobile virtual network operators). We have built a platform that can be used to provide a wide array of services to cell phone, traditional voice and VOIP users worldwide.

         Our current focus is to introduce a service to provide international travelers the same cell phone comfort and convenience they receive in their home countries. As a primary benefit, the service allows travelers to dial normally and be seamlessly connected to a live private assistant who functions as a concierge, translator or emergency helper in their native language.

         Additional benefits would allow users of the service to receive a reduced per minute cell phone call rate compared to higher roaming costs when using their own cell phones from their home operator. We have successfully beta tested our service with Japanese travelers.

         RESULTS OF OPERATIONS
         REVENUES

         We have generated revenues of $97,416 since our inception, almost entirely from test marketing studies. Our ability to generate revenues from regular operations will depend on our ability to access additional capital through loans, issuance of equity securities or through our merger as described below.

         COSTS AND EXPENSES

         From our inception through March 31, 2006, we have incurred losses of $2,590,039. These losses stem from expenses associated principally from marketing studies, rent, and interest on promissory notes, management fees, employee salaries, and professional service fees.

         LIQUIDITY AND CAPITAL RESOURCES

         As of March 31, 2006, we had a working capital deficit of $806,910. As a result of our operating losses from our inception through March 31, 2006, we generated a cash flow deficit of $2,118,917 from operating activities from our inception on September 16, 2002 through March 31, 2006. Cash flows used in investing activities was $525,879 during this period. We met our cash requirements during this period through the sale of $98,000 of common stock and through borrowings on convertible promissory notes of $2,568,727.

         While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development. We are currently seeking financing through a few different channels. First, we are anticipating completion of a reverse merger and becoming a wholly owned subsidiary of Texxon, Inc. This will allow us greater access to capital markets which will allow us to potentially raise cash through a private placement offering of convertible debentures. On March 6, 2006, we entered into a share exchange agreement with Texxon, Inc. pursuant to which Texxon will acquire all of our outstanding shares in exchange for 81,000,000 shares of Texxon, Inc. common stock. The completion of this agreement is contingent on many factors which have not yet been completed. Additionally, we are working with private investors to raise funding through issuance of promissory notes and convertible debentures.

         We our currently in default on most of our notes payable obligations as the maturity dates have passed and we have yet to make payment. We are currently still accruing interest on these obligations at the interest rate stated in the individual notes. We are negotiating with the various parties that hold these promissory notes to either extend the maturity dates or convert their note to common stock. There can be no assurance that we will be able to renegotiate these loans.

         Based on our internal forecasts and assumptions, our ability to continue as a going concern will be dependent on our ability to obtain additional financing. Without additional financing, we will not be able to continue our operations and development. There can be no assurance that we will be able to obtain additional financing on terms acceptable to us, or at all.

         Because we have not started substantial operations, we do not anticipate having sufficient revenues to support our ongoing operations. We will rely almost entirely on our ability to secure additional financing.

         COMMITMENTS AND CONTINGENCIES

We currently lease our office space under a non-cancelable operating lease through December 2006. Our monthly lease payment under this agreement amounts to $4,300.

We also lease certain computer equipment under capital leases. Our obligation under these leases continues until 2010. Our total obligation under these leases is $16,501.

These obligations are summarized in the table below:

                             Payments due by period
                             ----------------------
                                                                      More than
Obligation              <1 yr           1-3 yrs         3-5 yrs         5 yrs
-----------------    -----------     -----------     -----------     -----------

Operating leases     $    38,700     $               $               $
Capital leases             9,847           3,600           2,653             401
Notes payable            424,374
                     -----------     -----------     -----------     -----------

Total                $   472,921     $     3,600     $     2,653     $       401
                     ===========     ===========     ===========     ===========

         OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

         CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

Patent application costs
------------------------

Patent application costs relate to the Company's U.S. patent applications and consist primarily of legal fees, the underlying test market studies and other direct fees. The recoverability of the patent application costs is dependent upon, among other factors, the success of the underlying technology.

Developed Software
------------------

Developed software is carried at the cost of development and depreciation is computed over the estimated useful life of the software which is currently 15 years. The Company uses the straight-line method of depreciation.


         RECENT ACCOUNTING PRONOUNCEMENTS

         In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its financial position, results of operations or cash flows.

         In May 2005 the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its financial position, results of operations or cash flows.

          On February 16, 2006 the Financial Accounting Standards Board (FASB) issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

         In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

         PRODUCT RESEARCH AND DEVELOPMENT

         We do not anticipate performing research and development for any of our products during the next twelve months.

         ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

         We do note anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months, other than computer equipment and peripherals used in our day to day operations. We believe we have sufficient resources available to meet these acquisition needs.

I-3      DESCRIPTION OF PROPERTY
         -----------------------

         Presently, we sublease approximately 2,140 square feet of office space located at 11601 Wilshire Boulevard, 20th Floor, and Los Angeles, California 90025. The sublease expires December 31, 2006. The rent is $4,300 per month. Although there is no specific provision for renewal, the relationship with the sub-lesser is satisfactory and oral indications are that the sublease can be renewed. These premises should suffice for the administrative offices for the foreseeable future.

         We own office furniture and equipment, adequate for our current needs. This includes various computers, printers and auxiliary equipment. In addition, we lease (under a capital lease with a $1.00 purchase price) nine (9) computers and one (1) server from Dell Financial Services LP. There are ten (10) separate leases which expire in 2007, 2008 and 2009. The rent is a total of $607 monthly.

         We have expended substantial funds for the development of proprietary software. Net of amortizations, as of December 31, 2005, this amounted to approximately $556,509.

         Patent and website

         We own certain intangibles property (other than the developed software) consisting of a patent and our website.

         We own U.S and foreign Patents pending for which the abstract is as follows:
"The present invention relates to a system for providing wireless communication services, audio and multimedia contents and services, live services and financial services from a cellular phone to individual users where total or partial control of all outgoing and incoming communications, of all phone numbers (including cellular phone number, destination numbers, caller identification number, services phone numbers), of all customers accounts and billing processes, resides in the invention and may be performed in total independence of the contracted wireless carrier."

         We own three Website hosted by a third party. The URL is: http//www.teleplusgroup.com, http//www.1tc.com and http//www.vocalys.com.


I-4      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT
         -------------------------------------------------------------

The following table sets forth, as of the date of Closing of the TelePlus acquisition transaction, information regarding the beneficial ownership of shares of the Common Stock by each person known by the Company to own five percent or more of the outstanding shares of Common Stock by each person known by the Company to own five percent or more of the outstanding shares of Common Stock, by each of the Officers, by each of the Directors, and by the Officers and Directors as a group. PLEASE NOTE, however, that the TelePlus acquisition transaction was closed through the use of convertible preferred stock (3,000,000 shares of the "TelePlus Acquisition Series of Preferred Stock), each of which is convertible into 27 shares of the Company's Common Stock following the proposed redomestication of the Company in Nevada. Accordingly, for purposes of this chart, the shares of preferred stock are treated as already having been converted into 81,000,000 shares of the Common Stock of the Company (3,000,000 x 27 = 81,000,000) so as to provide more meaningful disclosure. At the close of business on March 30, 2006, the day before the Closing of the TelePlus acquisition, the Company had 33,982,159 shares of Common Stock issued and outstanding. Treating the 3,000,000 shares of the TelePlus Acquisition Series of Preferred Stock, which were issued at Closing on May 31, 2006, as having been converted to 81,000,000 shares of Common Stock, the total shares of the Company's Common Stock issued and outstanding at the close of business on May 31, 2006 would be 114,982,159. Based upon that number the information is:

         Name and Address                      Number of Shares       Percentage
         ----------------                      ----------------       ----------
Claude Buchert                                     1,223,284             1.1%
11041 Santa Monica Blvd., #317
Los Angeles, CA 90025

James W. Gibson                                      -0- (1)               0%
684 Glenmore Blvd.
Glendale, CA 91206

Helene Legendre                                   10,191,724            8.9%
1810 Palisades Drive
Pacific Palisades, CA 90272

Ross A. Nordin                                       -0- (2)               0%
149 S. Barrington, #246
Los Angeles, CA 90049

Marcia Rosenbaum                                     -0- (3)               0%
Platanenlaan-West 14
8420 De Haan, Belgium

Telanova, Ltd.                                    29,351,736            25.6%
Suite #5, Watergarden
Waterport, Gibraltar

Humax West, Inc.                                  34,651,660            30.1%
7507 Vista Del Mar
Playa Del Rey, CA 90293
                                                  11,415,008           10.01%
All Officers and Directors,
 as a group (5 members)

(1) Does not include performance-based options, which have not yet vested.

(2) Does not include performance-based options, which have not yet vested.

(3) Does not include Warrants to purchase 500,000 shares of the Company's Common Stock.


I-5      DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
         ---------------------------------------------------------------

 The position(s) held by each of our executive officers and Directors as of the Closing of the TelePlus, Inc. acquisition on May 31, 2006 are shown in the following table. Biographical information for each is set forth following the table. In connection with the Closing, Benjamin Hansel resigned as a officer and as a director. Also in connection with the Closing, Marcia Rosenbaum resigned as an officer, but remained as a director. The TelePlus, Inc. nominees for Director were then elected and the TelePlus, Inc. officers were then elected as the officers of the Company. Each Director serves for a one-year term and until a successor is elected and has qualified. Currently, our Directors are not compensated for their services, although their expenses in attending meetings are reimbursed.

Name                               Age                    Position
----                               ---                    --------
Claude Buchert                     66                President/CEO, Director
Helene Legendre                    65                Exec. V-P, Secretary
James W. Gibson                    44                V-P of Business Development
Ross A. Nordin                     46                Treasurer/CFO
Marcia Rosenbaum                   43                Director

Claude Buchert, the founder of TelePlus and its President/CEO, became a director and our President/CEO concurrent with the acquisition of TelePlus, Inc. Mr. Buchert was born and schooled in France. In 1964 he founded France Applications
(FA), a chemical products company. In 1975 he sold FA to 3M, its principal supplier of raw materials and continued as President of FA until 1978. In 1980 he moved to the United States and founded Concord Development, a Los Angeles-based real estate developer and manager of building and land development projects, which he sold in 1989. In 1991 Claude founded Atlantis Group, a dairy product processing firm which developed the brand "BON LAIT" which he sold to Besnier, the European dairy conglomerate, in 1994. In a994 he founded INET, a telecommunications reseller. Subsequently renamed "Telis Communications Group, INc.", he sold it in 2003 to Atlas Telecommunication Group, an international, facilities based provider operating in 22 countries. He then founded the TelePlus Group.

Helene Legendre, the Exec. V-P and Secretary of TelePlus became a director and our Exec. V-P and Secretary concurrent with the acquisition of TelePlus, Inc. Helene moved to the United States in 1980 as the Executive Vice-President and CFO of INTECHCO, an international real estate developer from Europe and the MIddle East which was expanding into the United States. She remained in charge of INTECHCO until 1993. In 1993 she became Vice President and CFO for INET, a start-up telecom long distance reseller. In 2002 that company was renamed Telis Communications Group, Inc. aand in 2003 the company was sold to Atlas Telecom Group. She left Atlas Telecom Group in 2004 to manage the start-up of Telenova and subsequently TelePlus.

James W. Gibson, the V-P of Business Development of TelePlus, became a director and our V-P of Business Development concurrent with the acquisition of TelePlus, Inc. Jim joined TelePlus in February, 2006. From May, 2004 to December, 2005 he was Executive Vice President of Horizon Telecom Group, Inc., a company which provides advanced telecom solutions. From May, 2004 to December, 2005 he also served as President of Bridgcom, Inc., a company which was a US-based long distance reseller. From December, 2003 to to May of 2004 Jim was President of Atlas Telecom Services USA, a company which was wholesale telecom carrier. And, from November, 2000 to December, 2003 he was Vice President Sales & Marketing of Telis Communications Group, Inc., which company was a US-based long distznce reseller. He is a 1989 graduate of the University of North Texas with a B.A. in Radio/TV/Film with a minor in Theater and is a member of the American Federation of Television and Radio Artists.

Ross A. Nordin, the Treasurer/CFO of TelePlus, became a director and our Treasurer/CFO concurrent with the acquisition of TelePlus, Inc. Ross has Bachelor of Engineering Science Degree from the University of Michigan and a Master of Business ADministration degree from the University of Western Ontario. From 1991 to 1993, he was a Financial Analyst for ResinCorp in Budapest, Hungary. From 1993 to 2004 he was the General Manager of Feamold, Inc. in Troy, Michigan, a consulting engineering firm which he founded for software simulation of vehicle impact and design optimization. He sold the company in 2004 and became a Senior Business Conultant for International Profit Associates in Chicago, Illinois. From 2005 to 2006, prior to joining TelePlus, he ws Finance & Operations Manager for Third Coast Wordworks LLC in Nashville, Tennessee.

Marcia Rosenbaum, a director of the Company since May, 2005 remains a director. Ms. Rosenbaum is an independent Investment Banker, specializing in the field of Biotechnology. She earned both a Bachelor of Science degree in biology and chemistry and a Masters of Science degree, in Microbiology, from the University of Texas at El Paso. She also earned her First Level Medical degree in General Medicine from the The Technical University in Aachen, Germany.

AUDIT COMMITTEE

The Company does not currently have a separately designated standing audit committee; rather the entire Board of Directors is acting as the Company's audit committee. Following the reorganization of the Company's Board of Directors, the Company is seeking a person having a financial and accounting background to serve as a director and to head the Audit Committee.

CODE OF ETHICS

The Company has not adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. Following the reorganization of the Company's Board of Directors, the Board has instructed Company counsel to prepare a Code of Ethics for its review and approval.

I-6      EXECUTIVE COMPENSATION
         ----------------------

Compensation of Directors
-------------------------

Currently, our Directors are not compensated for their services, although their expenses in attending meetings are reimbursed.

Compensation of Management
--------------------------

Texxon, Inc.:

The compensation paid to Texxon, Inc.'s CEO for the three years prior to the acquisition of TelePlus, Inc. Is as follows:

Name & Principal                                                                              Other
Position                                      Year             Salary          Bonus       Compensation
------------------------------------      ------------     --------------     -------     ---------------
Gifford Mabie III, President & CEO            2003           $120,000(1)        -0-
                                              2004           $120,000(1)        -0-
                                              2005           $ 30,000(1)        -0-
Mark L. Lindsey, VP&Treasurer                 2003           $120,000(1)        -0-
                                              2004           $120,000(1)        -0-
                                              2005           $ 30,000(1)        -0-
Benjamin Hansel, Pres/Sec/Treas.              2005/6                                       500,000 wts(2)

(1) Represents salary accrued, pursuant to an employment agreement, but not paid during 2003 through 2005. As of the date of this filing, the accrued salaries have been partially waived and forgiven and the balance is to be converted to Common Stock over a period of time.

(2) Common stock purchase warrants exercisable for a term of five (5) years to acquire 500,000 shares of the Company's Common Stock at an exercise price of eleven cents ($.11) per share. These are in addition to the 500,000 common stock purchase warrants issued to him for his services as a director.

TelePlus, Inc.:
TelePlus compensates its executive officers as follows:

Name                             Position                             Salary
----                             --------                             ------
Claude Buchert                   President/CEO                       $120,000
James W. Gibson                  V-P Bus. Dev.                       $110,000
Ross A. Nordin                   Treas./CFO                          $100,000
Helene Legendre                  Exec. V-P/Sec'y                     $ 90,000

All of the officers receive paid health insurance, in addition to their salaries. Mr. Gibson and Mr. Nordin have received certain stock options which vest upon achievement of certain levels of the Company's profitability.


I-7      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
         ----------------------------------------------

Marcia Rosenbaum became a director of the Company (Texxon, Inc.) in May, 2005. For her services as a director, she received, in 2006, Warrants to purchase 500,000 shares of Common Stock at a price of $.11 per share.

In connection with the formation of TelePlus, Inc., certain founders invested funds, as follows, and in exchange received shares of Common Stock, as follows:

Name                  Date             $ Investment            Shares Received
----                  ----             ------------            ---------------

Claude Buchert      7/8/2004             $32,658                   150,000

Helene Legendre     7/8/2004            $217,249                   500,000

Helene Legendre     7/8/2004            $163,291                   750,000


I-8      DESCRIPTION OF SECURITIES
         -------------------------

         The company is currently authorized to issue 5,000,000 shares of Preferred Stock and 45,000,000 shares of Common Stock, each having a par valued of $0.001 (See discussion below for proposed changes to this capital structure.)

                  Preferred Stock
                  ---------------

         The authorized preferred stock is undesignated; designation is to be done by the Board of Directors upon issuance of shares of Preferred Stock.

         Only one series of Preferred Stock has been designated: the "Teleplus Acquisition Series of Preferred Stock." This series consists of 3,000,000 shares each of which has twenty-seven (27) votes per share (or a total of 81,000,000 votes) and each of which is convertible into twenty-seven (27) shares of the Company's Common Stock, following re-domestication of the Company in Nevada and subsequent amendment of its Nevada Articles of Incorporation to authorize sufficient shares of Common Stock to permit conversion.

                  Common Stock
                  ------------

         The Company is authorized to issue 45,000,000 shares of Common Stock, $0,001 par value per share, of which 26,482,159 shares were issued and outstanding as of March 31, 2006. The holders of outstanding Common Stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the Board of Directors may from time to time determine. The Company has no present intention of paying dividends on its Common Stock. Upon liquidation, dissolution or winding up of the Company, and subject to the priority of any outstanding Preferred Stock, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock at the time outstanding. No holder of shares of Common Stock has a preemptive right to subscribe to future issuances of securities by the Company. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. Holders of Common Stock are entitled to cast one vote for each share held of record on all matters presented to stockholders.

                  Proposed Changes in Capital structure
                  -------------------------------------

         The shareholders of Teleplus, Inc., who are now in control of the Company, propose to do the following.

         1.       re-domesticate the Company in Nevada;
         2.       amend the articles of Incorporation
                  (a) to change the name of the Company to "Texxon Group, Inc."; and
                  (b) increase the authorization for capital stock to 160,000,000 shares, consisting of 10,000,000 shares of Preferred Stock and 150,000,000 shares of Common Stock, each having a par value of one-tenth of a cent ($.001) per share; and
         3. convert their 3,000,000 shares of Preferred Stock to 81,000,000 shares of Common Stock.


II-1     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
         --------------------------------------------------------

MARKET INFORMATION

Our Common Stock currently trades on the OTC Bulletin Board under the symbol "TXXN", such trading having commenced on November 24, 2004. The chart below breaks down the high bid and the low bid prices for each of the last 6 quarters since the commencement of trading (as reported by OTCBB Trading & Market Services) which quotations reflect inter-dealer price, without retail mark-up, mark-down or commission, and may not reflect actual transactions. During 2005 and the period of 2004 from November 24th, the high and low bid and asked prices were as follows:

   Quarter Ended                                High Bid              Low Bid
   -------------                                --------              -------
March 31, 2006                                    $.30                 $.048

December 31, 2005                                 $.315                $.04
September 30, 2005                                 .08                  .025
June 30, 2005                                      .19                  .06
March 31, 2005                                     .48                  .09

December 31, 2004                                 $.26                  .0

HOLDERS

The approximate number of holders of record of our Common Stock, which is our only class of common equity, is 36. In addition we have approximately 420 shareholders whose holdings are in street name.

DIVIDENDS

We have never had net profits on operations and therefore are currently proscribed from declaring dividends. We have not paid any cash dividends on our Common Stock. Our Board of Directors has no present intention of declaring any dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The declaration and payment of dividends in the future will be determined by our Board of Directors considering the conditions then existing, including the Company's earnings, financial condition, capital requirements, and other factors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Under the previously reported 2002 Non-Qualified Stock Option Plan, all available options were granted and all options granted were exercised. Accordingly, the 2002 Plan has terminated. The Company has not adopted any other equity compensation plan. Compensation by the use of equity securities has been on an AD HOC basis as determined by the Board of Directors from time to time.


II-2.    LEGAL PROCEEDINGS
         -----------------

         There is no litigation pending or threatened against TelePlus, Inc. or any of its officers or directors, as such.


II-3.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
         ---------------------------------------------------------------
         FINANCIAL DISCLOSURE
         --------------------

Texxon's independent accountants are Sutton Robinson Freeman & Co., P.C.2727 E. 21st Street, Suite 600. Tulsa, OK 74114, who audited the Company's financial statements for the fiscal years ended December 31, 2005 and 2004. To maintain continuity and to avoid costs potentially associated with a change in accountants, TelePlus, Inc. which previously did not have independent accountants, elected to engage Sutton Robinson Freeman & Co., P.C-.2727 E. 21st Street, Suite 600. Tulsa, OK 74114, as its independent accountants. There have been no disagreements by either the Company or TelePlus, Inc. with Sutton Robinson Freeman & Co., with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure

II-4     RECENT SALES OF UNREGISTERED SECURITIES
         ---------------------------------------

During the first quarter of 2006, the Company issued 7,500,000 shares to 7 accredited and/or sophisticated investors who participated in the purchase of the indebtedness for the outstanding accrued salaries to the prior officers a portion of which was converted by this issuance. This issuance was considered exempt pursuant to the provisions of Section 4(2) of the Securities Act of 1933.

On May 31, 2006 the Company issued 3,000,000 shares of its TelePlus Acquisition Series of Preferred Stock in exchange for all of the issued and outstanding shares of capital stock of TelePlus, Inc. held by 20 persons. This issuance was considered exempt pursuant to the provisions of Section 4(2) of the Securities Act of 1933.


II-5     INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

The Company's Certificate of Incorporation (the "Certificate") and Bylaws include provisions that eliminate the directors' personal liability for monetary damages to the fullest extent possible under Oklahoma Law or other applicable law (the "Director Liability Provision"). The Director Liability Provision eliminates the liability of directors to the Company and its stockholders for monetary damages arising out of any violation by a director of his fiduciary duty of due care. Under Oklahoma Law, however, the Director Liability Provision does not eliminate the personal liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or any transaction from which the director derived an improper benefit. Furthermore, pursuant to Oklahoma Law, the limitation on liability afforded by the Director Liability Provision does not eliminate a director's personal liability for breach of the director's duty of due care. Although the directors would not be liable for monetary damages to the corporation or its stockholders for negligent acts or omissions in exercising their duty of due care, the directors remain subject to equitable remedies, such as actions for injunction or rescission, although these remedies, whether as a result of timeliness or otherwise, may not be effective in all situations. With regard to directors who also are officers of the Company, these persons would be insulated from liability only with respect to their conduct as directors and would not be insulated from liability for acts or omissions in their capacity as officers. Oklahoma Law provides a detailed statutory framework covering indemnification of directors, officers, employees or agents of the Company against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors, officers, employees or agents. Section 145 of the Oklahoma General Corporation Law ("Section 145") provides that a director, officer, employee or agent of a corporation (i) shall be indemnified by the corporation for expenses actually and reasonably incurred in defense of any action or proceeding if such person is sued by reason of his service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation, (ii) may, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses actually and reasonably incurred, judgments, fines and amounts paid in settlement of such litigation, even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he did not have reasonable cause to believe his conduct was unlawful), and
(iii) may be indemnified by the corporation for expenses actually and reasonably incurred (but not judgments or settlements) of any action by the corporation or of a derivative action (such as a suit by a stockholder alleging a breach by the director or officer of a duty owed to the corporation), even if he is not successful, provided that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the director has been adjudged liable to the corporation. Oklahoma Law also permits a corporation to elect to indemnify its officers, directors, employees and agents under a broader range of circumstances than that provided under Section
145. The Certificate contains a provision that takes full advantage of the permissive Oklahoma indemnification laws (the "Indemnification Provision") and provides that the Company is required to indemnify its officers, directors, employees and agents to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary, provided, however, that prior to making such discretionary indemnification, the Company must determine that the person acted in good faith and in a manner he or she believed to be in the best interests of the Company and, in the case of any criminal action or proceeding, the person had no reason to believe his or her conduct was unlawful. In furtherance of the objectives of the Indemnification Provision, the Company may also enter into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in the Company's Certificate and Bylaws. Such indemnification agreements may be necessary to attract and retain qualified directors and executive officers. The inclusion of provisions limiting the liability of the Company's officers and directors may have the effect of reducing the likelihood of derivative litigation against the officers and directors in the future and may discourage or deter stockholders or management from bringing a lawsuit against the officers and directors for breach of their duty of care, even though such action, if successful, might otherwise have benefited the Company and its stockholders.

It is the intent of the reorganized Board of Directors that following redomestication in Nevada the Company will provide Indemnification Agreements to all officers, directors and key consultants, The Board has directed legal counsel to prepare the form of such agreement for its review, approval and adoption.

AUDITED FINANCIAL STATEMENTS

                                 TELEPLUS, INC.

                                 BALANCE SHEETS
                                 MARCH 31,2006
                         (a development stage company)

                                     ASSETS

CURRENT ASSETS:
  Cash                                                              $     8,589
  Accounts receivable                                                    51,405
                                                                    -----------
         Total current assets                                            59,994
                                                                    -----------
FURNITURE AND EQUIPMENT, net                                             45,071
                                                                    -----------
OTHER ASSETS:
  Intangible assets, net                                                 68,093
  Developed software, net                                               546,925
  Security deposit                                                       14,400
                                                                    -----------
         Total other assets                                             629,418
                                                                    -----------
            Total assets                                            $   734,483
                                                                    ===========

LIABILITIES AND SHOREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                  $   237,879
  Accrued liabilities                                                    78,304
  Accrued management fees                                               116,500
  Current portion of capital leases                                       9,847
  Notes payable                                                         424,374
                                                                    -----------
         Total current liabilities                                      866,904
                                                                    -----------
LONG TERM LIABILITIES
  Capital lease, net of current portion                                   6,653
                                                                    -----------
SHAREHOLDERS' DEFICIT
  Common stock; par value of $.001; 10,000,000 shares authorized
     8,816,483 and 5,000,000 shares issued and outstanding                9,578
  Additional paid in capital                                          2,441,387
  Deficit accumulated during the development stage                   (2,590,039)
                                                                    -----------
         Total shareholders' deficit                                   (139,074)
                                                                    -----------
            Total liabilities and shareholders' equity              $   734,483
                                                                    ===========


The accompanying notes are an integral part of these financial statements.

                                 TELEPLUS, INC.

                            STATEMENTS OF OPERATIONS
                         (a development stage company)


                                                                   September 16,
                                                   For the three        2002
                                                   months ended   (inception) to
                                                    March 31,        March 31,
                                                      2006              2006
                                                   -----------      -----------

REVENUES                                           $    27,451           97,416
                                                   -----------      -----------
EXPENSES:
  Direct costs                                          74,343          237,952
  Selling expenses                                      62,761          541,768
  General and administrative expenses                  218,252        1,667,672
                                                   -----------      -----------
         Total expenses                                355,356        2,447,392
                                                   -----------      -----------
OTHER EXPENSES:
  Interest expense                                       7,593          145,890
  Depreciation and amortization                         16,288           91,034
  Other income                                              --              (62)
                                                   -----------      -----------
         Total other expenses                           23,881          236,862
                                                   -----------      -----------
LOSS BEFORE PROVISION FOR
STATE INCOME TAXES                                    (351,786)      (2,586,839)

PROVISION FOR STATE INCOME TAXES                           800            3,200
                                                   -----------      -----------
NET LOSS                                           $  (352,586)     $(2,590,039)
                                                   ===========      ===========



The accompanying notes are an integral part of these financial statements.


                                            TELEPLUS, INC.

                             STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                    (a development stage company)


                                                                             Deficit
                                                                           Accumulated
                                                             Additional    During the       Total
                                                 Common        Paid in     Development    Shareholders
                                    Shares        Stock        Capital        Stage      Equity (Deficit)
                                 -----------   -----------   -----------   -----------    -----------
Issuance of common stock             150,000   $       150   $   195,100   $        --    $   195,250
Net loss                                  --            --            --      (217,732)      (217,732)
                                 -----------   -----------   -----------   -----------    -----------
Balance at December 31, 2003         150,000           150       195,100      (217,732)       (22,482)

Issuance of common stock upon
  conversion of note payable       4,850,000         4,850       420,658            --        425,508
Net loss                                  --            --            --      (700,593)      (700,593)
                                 -----------   -----------   -----------   -----------    -----------
Balance at December 31, 2004       4,850,000         5,000       615,758      (700,593)      (297,567)

Issuance of common stock
  upon conversion of note
  payable and accrued interest     3,659,000         3,659     1,389,191            --      1,392,850
Issuance of common stock                  --           157        32,843            --         33,000
Net loss                                  --            --            --    (1,319,128)    (1,319,128)
                                 -----------   -----------   -----------   -----------    -----------
Balance at December 31, 2005       8,816,483         8,816     2,037,792    (2,237,453)      (190,845)

Issuance of common stock
  upon conversion of notes
  payable and accrued interest       591,000           591       338,766            --        339,357
Issuance of common stock             171,153           171        64,829            --         65,000
Net loss                                  --            --            --      (352,586)      (352,586)
                                 -----------   -----------   -----------   -----------    -----------
Balance at March 31, 2006          9,578,636   $     9,578   $ 2,441,387   $(2,590,039)   $  (139,074)
                                 ===========   ===========   ===========   ===========    ===========



The accompanying notes are an integral part of these financial statements.

                                       33



                                          TELEPLUS, INC.

                                     STATEMENT OF CASH FLOWS
                                  (a development stage company)


                                                                                     Period from
                                                                                     September 16,
                                                                      For the three      2002
                                                                      months ended   (inception) to
                                                                        March 31,      March 31,
                                                                          2006           2006
                                                                       -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                             $  (352,586)    (2,590,039)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
  Depreciation and amortization                                             16,288         91,034
  (Increase) decrease in assets:
     Accounts receivable                                                   (13,251)       (51,405)
     Security deposit                                                           --        (14,400)
  Increase (decrease) in liabilities:
     Accounts payable                                                      117,306        237,879
     Accrued liabilities                                                     5,698         91,514
     Management fees                                                        20,000        116,500
                                                                       -----------    -----------
         Net cash used in operating activities                            (206,545)    (2,118,917)
                                                                       -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for intangible assets                                                 --        (96,006)
  Payment for software development costs                                        --       (409,762)
  Purchase of equipment                                                         --        (20,111)
                                                                       -----------    -----------
         Net cash used in investing activities                                  --       (525,879)
                                                                       -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock                                                      65,000         98,000
  Borrowings on notes payable                                              127,000      2,568,727
  Payments on capital lease obligations                                     (2,405)       (13,342)
                                                                       -----------    -----------
         Net cash provided by financing activities                         189,595      2,653,385
                                                                       -----------    -----------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                       (16,950)         8,589

CASH AND CASH EQUIVALENTS, beginning of the period                          25,539             --
                                                                       -----------    -----------

CASH AND CASH EQUIVALENTS, end of the period                           $     8,589    $     8,589
                                                                       ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Interest paid                                                        $        --    $        --
                                                                       ===========    ===========
  Income taxes paid                                                    $       800    $        --
                                                                       ===========    ===========
SUPPLEMENTAL DISCLOSURES OF
  NON CASH INVESTING AND FINANCING ACTIVITIES
  Conversion of notes payable and accrued interest into common stock   $   339,357
                                                                       ===========



The accompanying notes are an integral part of these financial statements.

                                       34

                                 TELEPLUS, INC.
                          (a development stage company)

                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

Teleplus, Inc. (the Company) was incorporated under the laws of the State of California an September 16, 2002. The Company is a development stage entity and s primarily engaged in the development and marketing of wireless networks for international travelers. The initial focus of the Company will be to test market their product and work to obtain customers through trials in smaller test markets and to find partners to aid in the cross promotion of their products. There can be no assurance that the Company will obtain customers or partners.

For the three months ended March 31, 2006 revenues of $27451 were from a test marketing study.. The Company has no significant operating history and, from (inception) to March 31 2006, has generated a net loss of $2,590,039. The accompanying financial statements for the three months ended March 31, 2006 have been prepared assuming the Company will continue as a going concern. During the year 2006, management intends to raise equity financing through a reverse merger and private placement to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company's needs.

The accompanying financial statements (JO not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Income taxes
------------

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to he recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, IT is more likely than not that some portion or all of the deferred tax assets will not be realized.

Revenue recognition
-------------------

The Company recognizes revenues when it receives confirmation that customers used cellular phone minutes.

Cash and cash equivalents
-------------------------

The Company defines cash and cash equivalents as short-term investments in highly liquid debt instruments with original maturities of three months or less, which are readily convertible to known amounts of cash.

                                 TELEPLUS, INC.
                          (a development stage company)

                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates arid assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments
---------------------

Financial accounting standards require disclosure of the fair value of financial instruments held by the Company. Fair value of financial instruments is considered the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amount of receivables, accounts payable, and other liabilities included on the accompanying balance sheet approximate their fair value due to their short-term nature.

Furniture and Equipment
-----------------------

Property and equipment are carried at cost and depreciation is computed over the estimated useful lives of the individual assets ranging from 3 to 15 years. The Company uses the straight-line method of depreciation.

The related cost and accumulated depreciation of assets retired or otherwise disposed of are removed from the accounts and the resultant gain or toss is reflected in earnings. Maintenance and repairs are expensed currently while major renewals and betterments are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. Management also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of March 31, 2006 management expects these assets to be fully recoverable.

Patent application costs
------------------------

Patent application costs relate to the Company's U.S. patent applications and consist primarily of legal fees, the underlying test market studies: and other direct fees. The recoverability of the patent application costs is dependent upon, among other factors, the success of the underlying technology.

Developed Software
------------------

Developed software is carried at the cost of development and depreciation is computed over the estimated useful life of the software which is currently 15 years. The Company uses the straight-line method of depreciation.

Capital Leases
--------------

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the sets or thc period of the related lease.

                                 TELEPLUS, INC.
                         (a development stage company)

                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 - FURNITURE AND EQUIPMENT

Furniture and equipment consisted of the following as of March 31, 2006:


Furniture and fixtures                                                 $ 12,272
Computers and equipment                                                  62,198
                                                                       --------
   Total                                                                 74,470
Less: accumulated depreciation                                          (29,399)
                                                                       --------
      Machinery and equipment, net                                     $ 45,071
                                                                       ========

Depreciation expense amounted to $3,710 for the three months ended March 31, 2006.

NOTE 3 - BUSINESS CONCENTRATIONS

The Company maintains its cash in hank deposit accounts and the balances may exceed federally insured limits from time to time, The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank deposit accounts. As of March 31, 2006, the Company did not have deposits in excess of federally insured limits.

NOTE 4 - DEVELOPED SOFTWARE

The company has developed internal use software for the purpose of managing its wireless network. The total capitalized cost of this software at March 31, 2006 was $574,763. Amortization expense amounted to $6,244 for the three months ended March 31, 2006.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consisted of the following at March 31, 2006:

                                                                       March 31,
                                                                         2006
                                                                      ---------
Patent application costs                                              $  60,981
Website development costs                                                40,908
                                                                      ---------
   Total                                                                101,889
Less: accumulated amortization                                          (33,796)
                                                                      ---------
Intangible assets, net                                                $  68,093
                                                                      =========

Amortization expense amounted to $2,993 for the three months ended March 31, 2006.

                                 TELEPLUS, INC.
                         (a development stage company)

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 6 - RELATED PARTY TRANSACTIONS

The Company has received loans from related parties. These related parties consist of various members of management. As of March 31, 2006, the Company had loans due to members of management of $114,763.

In addition the company received a loan from one of the company's shareholders. As of March 31, 2006 the company had a loan due to a shareholder in the amount of $30,000.

NOTE 7 - LEASES

Operating lease
---------------

The Company leases its office facility under a non-cancelable operating lease agreement. The lease expires in 2006. Lease expense totaled $12,900 for the three months ended March 31, 2006.

The following future minimum rental payments required under the operating lease agreement are:

                  Year Ending
                    March 31,                          Amount
                  -----------                      -------------
                     2007                           $   38,700
                  Thereafter                                --


Capital lease
-------------

The Company leases certain computers under agreements that are classified as capital leases. he cost of equipment under capital leases is included in the Balance Sheets as property and equipment and amounted to $29,843 at March 31, 2006. Accumulated amortization of the leased equipment at March 31, 2006 was $6,222. Amortization of assets under capital leases is included in depreciation expense

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of March 31, 2006, are as follows:

                                           Year Ending
                                             March 31,                 Amount
                                          --------------             ----------
                                               2007                  $    9,847
                                               2008                       3,600
                                               2009                       2,653
                                               2010                         401
                                            Thereafter                       --
                                                                     ----------
Total minimum lease payments                                             16,501
Less: Amount representing interest
Present value of net minimum lease payments                              16,501
Less: Current maturities of capital lease obligations                    (9,847)
                                                                     ----------
Long-term capital lease obligations                                  $    6,654
                                                                     ==========

                                 TELEPLUS, INC.
                         (a development stage company)

                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 8 - NOTES PAYABLE

Notes payable at March 31 consisted of the following:

                                                                        2006
                                                                     ----------

Promissory note issued to Celine Coicaud (Holder) on
  December 31, 2003. Interest of 10% and principal
  installments S50 to be made monthly, beginning
  July 1, 2004 with an additional payment of $9,900
  due August 10, 2004 and the remaining principal
  balance and accrued interest due on December 31, 2004.             $   14,149

Promissory note issued to Sephanie Buchert (Holder)
  on May 1,2004. Interest of 10% and principal installments of
  $200 to be made monthly, beginning July 1, 2004 with the
  outstanding principal balance and accrued interest due on
  December 31, 2004.                                                      9,093

Promissory note issued to James Bell (Holder) on May 26, 2004 in the amount of $25,000 with interest of 10%. There are no monthly payments and the principal along with accrued interest are due on or before December 31, 2005 or the date that the
  Company received proceeds from the public offering of its shares, whichever is earlier. The promissory note contains an option for the holder to receive 1% of the outstanding shares in lieu of
  repayment of principal.                                                25,000

Promissory notes issued to Kurt Hiete (Holder) on various dates between September 18, 2003 and June 14, 2005
  with interest of 10%. Principal along with accrued interest are payable on the maturity dates between September 18, 2004 through May 26, 2005. The promissory notes contains options for the holder to receive shares totaling 2% of the Company
  stock in lieu of repayment of principal.                               47,500

Promissory notes issued to ARABIA Corporation on various dates between September 18, 2003 and May 18, 2004 with
  interest of 10%. Principal along with accrued interest
  are payable on the maturity dates between September 18, 2004 through December 31, 2004 The promissory notes contains options for the holder to receive shares of the Company stock in lieu of
  repayment of principal.                                                55,000

                                 TELEPLUS, INC.
                          (a development stage company)

                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 8 - NOTES PAYABLE (CONTINUED)

Promissory note issued to Claude Buchert (Holder) on December
  30, 2004 with interest of 10%. Principal along with accrued
  interest are due on or before June 30, 2005.                            4,762

Promissory note issued to Edward Shirley (Holder) on
  February 23. 2004 with Interest of 0% and principal
  installments of $340 to be made monthly, beginning
  July 1, 2004 with the remaining principal balance and
  accrued interest due on December 31, 2004                              30,000

Promissory notes issued to Humax West, Inc. (Holder) on various dates between January 26, 2006 and February 16, 2006
  with interest of 10%. Principal along with accrued interest are payable on the maturity date March 30, 2006
  The promissory notes contain options
  for the Holder to receive shares of the Company stock in lieu
  of repayment of principal.                                             30,000

Promissory note issued to Sax Public Relations Inc. (Holder)
  December 1, 2005 with Interest accruing from
  September 1, 2005 at 10%. Payments of $1,000 to
  be made monthly, beginning February 1, 2006
  through March 2007.                                                    14,987

Promissory note issued to Helene Legendre (Holder) on
  June 30, 2004 with Interest of 10% and payments
  of $877 to be made monthly, beginning
  July 1, 2004 with the remaining principal balance and
  accrued interest due on December 31, 2004.                            110,000

Various other notes payable due on demand                                 3,883
                                                                     ----------
      Totals                                                         $  344,374
                                                                     ==========

The Company is currently in default on various notes payable and is in the process of negotiating settlements or payments. All notes payable are included in current liabilities.

NOTE 9 - SHORT TERM LOAN

In March 2006, the Company received a short term loan in the amount of $80,000. The loan is due on demand and has no promissory note. The company records an accrual for interest on this loan at 10%.

                                 TELEPLUS, INC.
                          (a development stage company)

                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS' EQUITY

The Company currently has one class of common stock with a par value of $001 per share. At the time of formation, the Company had 100,000 shares authorized. In July 2004, the Company amended its articles of incorporation to authorize the issuance of 10,000,000 shares. Subsequent to December 31, 2005, the company again amended its articles of incorporation to authorize the issuance of 15,000,000 shares. The following details the issuance of company stock since its inception:

In late 2003, the Company issued 150,000 shares of common stock to the president of the company in exchange for furniture and fixtures of $12,000, computer equipment of $18,250. and preliminary developed software of $165,000 for a total value of $195,250.

In July 2004, the Company issued 750,000 shares of common stock in exchange for cancellation of notes payable in the amount of $3,700.

In July 2004, the Company issued 3,600,000 shares of common stock in exchange for cancellation of notes payable in the amount of $204,559.

In July 2004, the Company issued 500,000 shares of common stock to a member of management in exchange for cancellation of notes payable in the amount of $217,249.

In July 2005, the Company issued 3,659,000 shares of common stock in exchange for cancellation of notes payable and accrued interest in the amount of $1,392,850.

In September 2005, the Company issued 8,000 shares of common stock in exchange for cash of $16,000.

In December 2005, the Company issued 141,483 shares of common stock in exchange for cash of $25,000.

In January 2006, the Company issued 591,000 shares of common stock in exchange for cancellation of notes payable and accrued interest of $339,357.

In January 2006, the Company issued 28,297 shares of common stock in exchange for cash of $5,000.

In February 2006, the Company issued 35,714 shares of common stock in exchange for cash of $15,000.

In March 2006, the Company issued 35,714 shares of common stock in exchange for cash of $15,000.

In March 2006, the Company issued 35,714 shares of common stock in exchange for cash of $15,000.

In March 2006, the Company issued 35,714 shares of common stock in exchange for cash of $15,000.

NOTE 11 - STOCK OPTIONS

In January 2004, the company granted 375,000 common stock options exercisable at $05 per share to a non-employee which vested in April 2004. The options expire in January 2010. In September 2005, the Company granted 100,000 common stock options exercisable at $05 per share to an employee which vest and expire on January 15, 2010.

In September 2005, the Company granted 100,000 common stock options exercisable at $01 per share to a non-employee which vest and expire on January 15, 2010.

                                 TELEPLUS, INC.
                          (a development stage company)

                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 11 - STOCK OPTIONS (CONTINUED)

A summary of the status of, and changes in, the Company's stock option plan as of and for the three months ended March 31, 2006 is presented below for all stock options issued to employees and non-employees.

                                                                 2006
                                                        -----------------------
                                                                      Weighted-
                                                                       Average
                                                                      Exercise
                                                         Options       Price
                                                        ----------   ----------
Outstanding at beginning of year                                --   $       --
Granted                                                    200,000         0.03
Exercised                                                       --           --
Forfeited                                                       --           --
                                                        ----------   ----------
Outstanding at end of year                                 575,000   $     0.04
                                                        ==========   ==========
Options exercisable at end of year                         375,000
                                                        ==========


NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company has employment agreements with two members of management through March, 2008. These agreements are cancelable at any time by the Company or member of management. As of March 31, 2006, the Company had $116,500 payable to management in arrears under these agreements. Expenses related to these agreements is recorded in general and administrative expense and amounted to $30,000 for the three months ended March 31, 2006.

NOTE 13 - SUBSEQUENT EVENTS

Subsequent to March 31, 2006 the Company issued an additional 355,948 shares of common stock in exchange or cash of $149,500.

In April and May 2006, the Company issued notes payable to various parties in the amount of $87,500. These notes bean interest at 10% and are due at various dates through September 2006.


                                       TELEPLUS, INC.

                                        BALANCE SHEET
                              AS OF DECEMBER 31, 2005 AND 2004
                                (a development stage company)

                                           ASSETS
                                           ------

                                                                      2005          2004
                                                                  -----------    -----------
CURRENT ASSETS:
  Cash                                                            $    25,539    $    65,034
  Accounts receivable                                                  38,154             --
                                                                  -----------    -----------
     Total current assets                                              63,693         65,034

FURNITURE AND EQUIPMENT, net                                           48,781         44,688
                                                                  -----------    -----------
OTHER ASSETS:
  Intangible assets, net                                               70,935         71,370
  Developed software, net                                             556,509        430,227
  Security deposit                                                     14,400         14,400
                                                                  -----------    -----------
     Total other assets                                               641,844        515,997

         Total assets                                             $   754,318    $   625,719
                                                                  ===========    ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                                $   120,573    $    20,863
  Accrued liabilities                                                  85,817         58,021
  Accrued management fees                                              96,500             --
  Current portion of capital lease                                     10,183          6,882
  Notes payable                                                       623,368        827,482
                                                                  -----------    -----------
     Total current liabilities                                        936,441        913,248

LONG TERM LIABILITIES
  Capital lease, net of current portion                                 8,722         10,037

SHAREHOLDERS' DEFICIT
  Common stock; par value of .001; 10,000,000 shares authorized
     8,816,483 and 5,000,000 shares issued and outstanding
     as of December 31, 2005 and 2004, respectively                     8,816          5,000
  Additional paid in capital                                        2,037,792        615,758
  Deficit accumulated during the development stage                 (2,237,453)      (918,325)
                                                                  -----------    -----------
     Total shareholders' deficit                                     (190,845)      (297,567)
                                                                  -----------    -----------
         Total liabilities and shareholders' equity               $   754,318    $   625,719
                                                                  ===========    ===========


The accompanying notes are an integral part of these financial statements

                                        43

                                  TELEPLUS, INC.

                             STATEMENTS OF OPERATIONS
                          (a development stage company)


                                                                     September 16,
                                                                          2002
                                          Year Ended December 31,   (inception) to
                                        --------------------------    December 31,
                                           2005           2004            2005
                                        -----------    -----------    -----------
REVENUES

EXPENSES:
  Direct costs                               63,122         40,988        163,609
  Selling expenses                          267,249        178,614        479,007
  General and administrative expenses       905,631        424,825      1,449,420
                                        -----------    -----------    -----------
         Total expenses                   1,236,002        644,427      1,928,427

OTHER EXPENSES:
  Interest expense                          104,593         33,704        138,297
  Depreciation and amortization              46,898         21,724         74,747
  Other income                                   --            (62)           (62)
                                        -----------    -----------    -----------
         Total other expenses               151,491         55,366        212,982
                                        -----------    -----------    -----------

LOSS BEFORE PROVISION FOR
STATE INCOME TAXES                       (1,317,528)      (699,793)    (2,235,053)

PROVISION FOR STATE INCOME TAXES              1,600            800          2,400
                                        -----------    -----------    -----------

NET LOSS                                $(1,319,128)   $  (700,593)   $(2,237,453)
                                        ===========    ===========    ===========


The accompanying notes are an integral part of these financial statements

                                        44

                                                  TELEPLUS, INC.

                                    STATEMENT OF SHAREHOLDRES' EQUITY (DEFICIT)
                                           (a development stage company)


                                                                                        Deficit
                                                                                      Accumulated
                                                                      Additional      During the          Total
                                                        Common          Paid in       Development     Shareholders
                                         Shares          Stock          Capital          Stage       Equity (Deficit)
                                      -----------     -----------     -----------     -----------      -----------
Issuance of Common Stock                  150,000     $       150     $   195,100     $        --      $   195,250
Net loss                                       --              --              --        (217,732)        (217,732)
                                      -----------     -----------     -----------     -----------      -----------
Balance at December 31, 2003              150,000             150         195,100        (217,732)         (22,482)

Issuance of Common Stock
  upon conversion of note payable       4,850,000           4,850         420,658              --          425,508
Net loss                                       --              --              --        (700,593)        (700,593)
                                      -----------     -----------     -----------     -----------      -----------
Balance at December 31, 2004            5,000,000           5,000         615,758        (918,325)        (297,567)

Issuance of Common Stock
  upon conversion of note payable
  and accrued interest                  3,659,000           3,659       1,389,191              --        1,392,850
Issuance of Common Stock                  157,483             157          32,843              --           33,000
Net loss                                       --              --              --      (1,319,128)      (1,319,128)
                                      -----------     -----------     -----------     -----------      -----------
Balance at December 31, 2005            8,816,483     $     8,816     $ 2,037,792     $(2,237,453)     $  (190,845)
                                      ===========     ===========     ===========     ===========      ===========




The accompanying notes are an integral part of these financial statements

                                                                         45

                                                   TELEPLUS, INC.

                                              STATEMENT OF CASH FLOWS
                                           (a development stage company)

                                                                                                        Period from
                                                                                                        September 16,
                                                                                                            2002
                                                                          Year Ended December 31,      (inception) to
                                                                        ---------------------------     December 31,
                                                                           2005            2004             2005
                                                                        -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                              $(1,319,128)    $  (700,593)    $(2,237,453)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
  Depreciation and amortization                                              46,898          21,724          74,746
  (Increase) decrease in assets:
     Accounts receivable                                                    (38,154)             --         (38,154)
     Security deposit                                                            --         (10,100)        (14,400)
  Increase (decrease) in liabilities:
     Accounts payable                                                        99,710          20,862         120,573
     Accrued liabilities                                                     27,796          17,300          85,817
     Management fees                                                         96,500              --          96,500
                                                                        -----------     -----------     -----------
         Net cash used in operating activities                           (1,086,378)       (650,807)     (1,912,371)
                                                                        -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for intangible assets                                              (9,726)        (70,648)        (96,006)
  Payment for software development costs                                   (150,268)        (97,286)       (409,762)
  Purchase of equipment                                                      (6,234)           (984)        (20,111)
                                                                        -----------     -----------     -----------
         Net cash used in investing activities                             (166,228)       (168,918)       (525,879)
                                                                        -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank overdraft                                                                 --          (2,372)             --
  Sale of common stock                                                       33,000              --          33,000
  Borrowings on notes payable                                             1,188,737         889,442       2,441,727
  Payments on capital lease obligations                                      (8,626)         (2,311)        (10,937)
                                                                        -----------     -----------     -----------
         Net cash provided by financing activities                        1,213,111         884,759       2,463,790
                                                                        -----------     -----------     -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                   (39,495)         65,034          25,540

CASH AND CASH EQUIVALENTS, beginning of the year                             65,034              --              --
                                                                        -----------     -----------     -----------
CASH AND CASH EQUIVALENTS, end of the year                              $    25,539     $    65,034     $    25,540
                                                                        ===========     ===========     ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Interest paid                                                         $        --     $        --     $        --
                                                                        ===========     ===========     ===========
  Income taxes paid                                                     $       800     $       800     $     2,400
                                                                        ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURES OF
  NON CASH INVESTING AND FINANCING ACTIVITIES
  Furniture and equipment acquired through exchange of stock                                            $    30,250
                                                                                                        ===========
  Developed software acquired through exchange of stock                                                 $   165,000
                                                                                                        ===========
  Conversion of notes payable and accrued interest into common stock    $ 1,392,849     $   425,508     $ 1,818,357
                                                                        ===========     ===========     ===========
  Purchase of equipment through capital leases                          $    10,613     $    19,230     $    29,843
                                                                        ===========     ===========     ===========



The accompanying notes are an integral part of these financial statements

                                                                   46

                                 TELEPLUS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1  - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

Teleplus, Inc. (the Company) was incorporated under the laws of the State of California on September 16, 2002. The Company is a development stage entity and is primarily engaged in the development and marketing of wireless networks for international travelers. The initial focus of the Company will be to test market their product and work to obtain customers through trials in smaller test markets and to find partners to aid in the cross promotion of their product. There can be no assurance that the Company will obtain customers.

For the year ended December 31, 2005, revenues of $69,965 were from a test marketing study. The Company has no significant operating history and, from (inception) to December 31, 2005, has generated a net loss of $2,237,453. The accompanying financial statements for the year ended December 31, 2005 and 2004 have been prepared assuming the Company will continue as a going concern. During the year 2006, management intends to raise equity financing through a reverse merger and private placement to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company's needs.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Income taxes
------------

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Revenue recognition
-------------------

The Company recognizes revenues when it receives confirmation that customers used cellular phone minutes.

Cash and cash equivalents
-------------------------

The Company defines cash and cash equivalents as short-term investments in highly liquid debt instruments with original maturities of three months or less, which are readily convertible to known amounts of cash.

Use of estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and

                                 TELEPLUS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments
---------------------

Financial accounting standards require disclosure of the fair value of financial instruments held by the Company. Fair value of financial instruments is considered the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amount of receivables, accounts payable, and other liabilities included on the accompanying balance sheet approximate their fair value due to their short-term nature.

Furniture and Equipment
-----------------------

Property and equipment are carried at cost and depreciation is computed over the estimated useful lives of the individual assets ranging from 3 to 15 years. The Company uses the straight-line method of depreciation.

The related cost and accumulated depreciation of assets retired or otherwise disposed of are removed from the accounts and the resultant gain or loss is reflected in earnings. Maintenance and repairs are expensed currently while major renewals and betterments are capitalized.

Long-term assets of the Company are reviewed annually as to whether their carrying value has become impaired. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. Management also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2005 and 2004, management expects these assets to be fully recoverable.

Patent application costs
------------------------

Patent application costs relate to the Company's U.S. patent applications an consist primarily of legal fees, the underlying clinical studies and other direct fees. The recoverability of the patent application costs is dependent upon, among other factors, the success of the underlying technology.

Developed Software
------------------

Developed software is carried at the cost of development and depreciation is computed over the estimated useful life of the software which is currently 15 years. The Company uses the straight-line method of depreciation.

Capital Leases
--------------

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

                                 TELEPLUS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 - FURNITURE AND EQUIPMENT

Furniture and equipment consisted of the following as of December 31, 2005 and 2004:

                                                        2005           2004
                                                    ------------   ------------
Furniture and fixtures                              $     12,272   $     12,000
Computers and equipment                                   62,198         45,625
                                                    ------------   ------------
   Total                                                  74,470         57,625
Less: accumulated depreciation                           (25,689)       (12,937)
                                                    ------------   ------------
   Machinery and equipment, net                     $     48,781   $     44,688
                                                    ============   ============

Depreciation expense amounted to $12,748 and $6,995 for the years ended December 31, 2005 and 2004, respectively.

NOTE 3 - BUSINESS CONCENTRATIONS

The Company maintains its cash in bank deposit accounts and the balances may exceed federally insured limits from time to time. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank deposit accounts. As of December 31, 2005 and 2004, the Company did not have deposits in excess of federally insured limits.

NOTE 4 - DEVELOPED SOFTWARE

The company has developed internal use software for the purpose of managing its wireless network. The total capitalized cost of this software at December 31, 2005 and 2004 was $574,763 and $430,227, respectively. Total accumulated amortization related to this software at December 31, 2005 and 2004 was $18,254 and $0, respectively. Amortization expense amounted to $18,254 and $0 for the years ended December 31, 2005 and 2004, respectively.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2005 and 2004, respectively:

                                                        2005           2004
                                                    ------------   ------------

Patent application costs                            $     60,830   $     45,373
Website development costs                                 40,908         40,908
                                                    ------------   ------------
   Total                                                 101,738         86,281
Less: accumulated amortization                           (30,801)       (14,911)
                                                    ------------   ------------
   Intangible assets, net                           $     70,937   $     71,370
                                                    ============   ============

Amortization expense amounted to $15,890 and $14,729 for the years ended December 31, 2005 and 2004, respectively.

                                 TELEPLUS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 -- RELATED PARTY TRANSACTIONS

The Company has received loans from related parties. These related parties consist of various members of management. As of December 31, 2005 and 2004, the Company had loans due to related parties of $100,764 and $50,944, respectively.

NOTE 7 - ADVERTISING EXPENSE

Advertising and sales promotion costs are expensed as incurred. For the year ended December 31, 2005 and 2004, advertising expense totaled $24,286 and $36,829, respectively.

NOTE 8 - LEASES

Operating lease
---------------

The Company leases its office facilities under a non-cancelable operating lease agreement. The lease expires in 2006. Lease expense totaled $57,334 and $42,702 for the years ended December 31, 2005 and 2004, respectively.

The following future minimum rental payments required under the operating lease agreement are:


                  Year Ending
                  December 31,                      Amount
                  ------------                      ------
                      2006                        $ 51,600
                   Thereafter                           --

Capital lease
-------------

The Company leases certain computers under agreements that are classified as capital leases. The cost of equipment under capital leases is included in the Balance Sheets as property and equipment and amounted to $29,843 and $19,230 at December 31, 2005 and 2004, respectively. Accumulated amortization of the leased equipment at December 31, 2005 and 2004 was approximately $4,730 and $0, respectively. Amortization of assets under capital leases is included in depreciation expense.

The future minimum lease payments required under the capital leases and the present value of the net minimum lease payments as of December 31, 2005, are as follows:

                                 TELEPLUS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS



NOTE 8 - LEASES (CONTINUED)

                                           Year Ending
                                           December 31,                Amount
                                          --------------             ----------
                                               2006                  $   10,183
                                               2007                       5,006
                                               2008                       2,652
                                               2009                       1,064
                                            Thereafter                       --
                                                                     ----------
Total minimum lease payments                                             18,905
Less: Amount representing interest
                                                                     ----------
Present value of net minimum lease payments                              18,905
Less: Current maturities of capital lease obligations                   (10,183)
                                                                     ----------
Long-term capital lease obligations                                  $    8,722
                                                                     ==========

                                 TELEPLUS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - NOTES PAYABLE

Notes payable at December 31 consisted of the following:

                                                                                   2005          2004
                                                                                ----------    ----------

Promissory note issued to Celine Coicaud (Holder) on
  December 31, 2003. Interest of 10% and principal
  installments $50 to be made monthly, beginning
  July 1, 2004 with an additional payment of $9,900
  due August 10, 2004 and the remaining principal
  balance and accrued interest due on December 31, 2004.                        $   15,026    $   17,532


Promissory note issued to Sephanie Buchert (Holder) on
  May 1, 2004. Interest of 10% and principal installments of
  $200 to be made monthly, beginning July 1, 2004 with the
  outstanding principal balance and accrued interest due on
  December 31, 2004.                                                                 9,093         9,006

Promissory note issued to James Bell (Holder) on May 26, 2004 in the amount of $25,000 with interest of 10%. There are no monthly payments and the principal along with accrued interest are due on or before December 31, 2005 or the date that the
  Company received proceeds from the public offering of its shares, whichever is earlier. The promissory note contains an option for the holder to receive 1% of the outstanding shares in lieu of
  repayment of principal.                                                           25,000        25,000

Promissory notes issued to Kurt Hiete (Holder) on various dates between September 18, 2003 and June 14, 2005
  with interest of 10%. Principal along with accrued interest are payable on the maturity dates between September 18, 2004 through May 26, 2005. The promissory notes contains options for the holder to receive shares totaling 2% of the Company
  stock in lieu of repayment of principal.                                          47,500        40,000

Promissory notes issued to ARABIA Corporation on various dates between September 18, 2003 and May 18, 2004 with
  interest of 10%. Principal along with accrued interest
  are payable on the maturity dates between September 18, 2004 through December 31, 2004. The promissory notes contains options for the holder to receive shares of the Company stock in lieu of
  repayment of principal.                                                           55,000        55,000


                                        52

                                 TELEPLUS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 9 - NOTES PAYABLE (CONTINUED)

Promissory note issued to Claude Buchert (Holder) on December
  30, 2004 with interest of 10%. Principal along with accrued
  interest are due on or before June 30, 2005.                                       4,762         4,762

Promissory note issued to Edward Shirley (Holder) on
  February 23, 2004 with Interest of 10% and principal
  installments of $340 to be made monthly, beginning
  July 1, 2004 with the remaining principal balance and
  accrued interest due on December 31, 2004.                                        30,000        30,000

Promissory notes issued to Humax West, Inc. (Holder) on various dates between July 9, 2004 and December 2, 2004 with
  interest of 10%. Principal along with accrued interest are payable on the maturity date of June 30, 2006. The
  promissory notes contains an option for the holder to receive
  shares of the Company stock in lieu of repayment of principal.                        --       600,000

Promissory notes issued to Humax West, Inc. (Holder) on various dates between August 26, 2005 and December 30, 2005
  with interest of 10%. Principal along with accrued interest are payable on the maturity dates between September 30, 2005 and January 30, 2006. The promissory notes contain options for the Holder to receive shares of the Company stock in lieu
  of repayment of principal.                                                       326,000            --

Promissory note issued to Sax Public Relations, Inc. (Holder)
  December 1, 2005 with Interest accruing from
  September 1, 2005 at 10%. Payments of $1,000 to
  be made monthly, beginning February 1, 2006
  through March 2007.                                                               14,986            --

Promissory note issued to Helene Legendre (Holder) on
  June 30, 2004 with Interest of 10% and payments
  of $877 to be made monthly, beginning
  July 1, 2004 with the remaining principal balance and
  accrued interest due on December 31, 2004.                                        96,001        46,182
                                                                                ----------    ----------
        Totals                                                                  $  623,369    $  827,482
                                                                                ==========    ==========


The Company is currently in default on various notes payable and is in the process of negotiating settlements or payment. All notes payable are included in current liabilities.

                                 TELEPLUS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 10 - STOCKHOLDERS' EQUITY

The Company currently has one class of common stock with a par value of $001 per share. At the time of formation, the Company had 100,000 shares authorized. In July 2004, the Company amended its articles of incorporation to authorize the issuance of 10,000,000 shares. Subsequent to December 31, 2005, the company again amended its articles of incorporation to authorize the issuance of 15,000,000 shares. The following details the issuance of company stock since its inception:

In late 2003, the Company issued 150,000 shares of common stock to the president of the company in exchange for furniture and fixtures of $12,000, computer equipment of $18,250, and preliminary developed software of $165,000 for a total value of $195,250.

In July 2004, the Company issued 750,000 shares of common stock in exchange for cancellation of notes payable in the amount of $3,700.

In July 2004, the Company issued 3,600,000 shares of common stock in exchange for cancellation of notes payable in the amount of $204,559.

In July 2004, the Company issued 500,000 shares of common stock to a member of management in exchange for cancellation of notes payable in the amount of $217,249.

In July 2005, the Company issued 3,659,000 shares of common stock in exchange for cancellation of notes payable and accrued interest in the amount of Si 392,850.

In September 2005, the Company issued 8,000 shares of common stock in exchange for cash of $16,000.

In December 2005, the Company issued 25,000 shares of common stock in exchange for cash of $141,483.

NOTE 11 - STOCK OPTIONS

In January 2004, the company granted 375,000 common stock options exercisable at $05 per share to a non-employee which vested in April 2004. The options expire in January 2010.

In September 2005, the Company granted 100,000 common stock options exercisable at $.05 per share to an employee which vest and expire on January 15, 2010.

In September 2005, the Company granted 100,000 common stock options exercisable at $.01 per share to a non-employee which vest and expire on January 15, 2010.

A summary of the status of, and changes in, the Company's stock option plan as of and for the years ended December 31, 2005 and 2004, is presented below for all stock options issued to employees and non-employees.

                                 TELEPLUS, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCK OPTIONS (CONTINUED)

                                                                 2005                        2004
                                                        -----------------------     -----------------------
                                                                      Weighted-                   Weighted-
                                                                       Average                     Average
                                                                      Exercise                    Exercise
                                                         Options       Price         Options       Price
                                                        ----------   ----------     ----------   ----------
Outstanding at beginning of year                                --   $       --             --   $       --
Granted                                                    200,000         0.03        375,000         0.05
Exercised                                                       --           --             --           --
Forfeited                                                       --           --             --           --
                                                        ----------   ----------     ----------   ----------
Outstanding at end of year                                 575,000   $     0.04        375,000   $     0.05
                                                        ==========   ==========     ==========   ==========
Options exercisable at end of year                         375,000                     375,000
                                                        ==========                  ==========

NOTE 12 - COMMITMENTS AND CONTINGENCIES

The Company has employment agreements with two members of management through March, 2008. These agreements are cancelable at any time by the Company or member of management. As of December 31, 2005 and 2004, the Company had $96,500 and $0 payable to management in arrears under these agreements. Expenses related to these agreements is recorded in general and administrative expense and amounted to $218,951 and $98,750 for the years ended December 31, 2005 and 2004, respectively.

NOTE 13 - SUBSEQUENT EVENT

Subsequent to year end, the Company issued 591,000 shares of common stock in exchange for cancellation of notes payable and accrued interest in the amount of $339,357.

EXHIBIT INDEX

No. Description of Exhibit

2.1 * Articles of Incorporation dated October 6, 1998
2.2 * By-laws of Texxon, Inc. adopted October 6, 1998
3.1 * Sample Stock Certificate
3.2   Articles of Incorporation of Teleplus, Inc.
3.3   Articles of Amendment of Teleplus, Inc.
3.4   Articles of Amendment of Teleplus, Inc.
4.1 Certificate of Designation for Teleplus, Inc. Acquisition Series of Preferred Stock
6.1 * Texxon, Inc. Non-Qualified Stock Option Plan
6.2 * License Agreement dated February 22, 2001
6.3 * Joint Venture Agreement dated February 22, 2001
6.4 * Employee Agreement for Gifford M. Mabie III dated August 1, 2001
6.5 * Employee Agreement for Mark L. Lindsey dated August 1, 2001
6.6 * Indemnification Agreement for Gifford M. Mabie III dated August 1, 2001
6.7 * Indemnification Agreement for Mark L. Lindsey dated August 1, 2001
6.8 * Dean Guise Agreement dated August 28, 2001
6.9 * Dr. Mick Bjelopavlic Agreement dated May 13, 2002
31.1 Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2 Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1 Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2 Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


   *   Exhibit previously filed

                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TEXXON, INC.
Dated: June 6, 2006

                                    By: /S/ CLAUDE BUCHERT
                                        ----------------------------------------
                                        Claude Buchert, CEO and President